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                                  EXHIBIT 23.1


                          [Eide Bailly LLP Letterhead]


                         Consent of Independent Auditor


         We consent to the inclusion of our audit report of the consolidated financial statements of Dakota Growers Pasta Company as of and for the periods ended July 31, 2001, 2000 and 1999 as part of the Pre-Effective Amendment No. 1 to Registration Statement of Dakota Growers Restructuring Company, Inc. on Form S-4, and to the reference to our firm therein.


/s/ Eide Bailly LLP

Fargo, North Dakota
March 18, 2002